FRIDAY 13TH FEBRUARY 2015

Virgin Media and Liberty Global announce largest investment in UK’s internet infrastructure for more than a decade

•	Connecting approximately 4 million more UK homes and businesses to broadband speeds of 152Mb, at least twice the fastest speeds available from competitors

•	6,000 direct new jobs, including 1,000 new apprenticeships, created over five years

•	£3 billion of additional private investment expected to benefit the UK economy by £8 billion

•	Consumers and small businesses can register at virginmedia.com/cablemystreet

Virgin Media, the UK's ultrafast internet provider, is embarking on “Project Lightning” the single largest investment in broadband digital infrastructure in the country for more than a decade; creating thousands of new jobs in what will be a multi-billion pound boost to the national economy.

With the support of parent company Liberty Global plc (“Liberty Global”) (Nasdaq: LBTYA, LBTYB, LBTYK), Virgin Media will extend its unrivalled fibre-rich network to approximately four million additional premises over the next five years. This will increase the number of homes and businesses to which Virgin Media can offer services by almost a third; from around half of the country today to nearly 17 million premises by 2020.

£3 billion for homes and businesses; £8 billion of value to the UK economy and consumers
The UK is the world’s most internet-based major economy (Source: Ofcom). Broadband infrastructure, and the services offered over it, will be increasingly central to the country’s growth over the coming decades.

The £3 billion of additional private investment announced today is essential for individuals and businesses to thrive in the global digital economy. This substantial investment will be financed mainly through incremental borrowings. Analysis undertaken by leading economic consultancy Oxera has found that this investment can be expected to stimulate a combined £8 billion of economic activity and consumer benefit.

Prime Minister David Cameron said: “I welcome this substantial investment from Virgin Media which is a vote of confidence in our long-term economic plan to support business and create jobs by building a superfast nation backed by world-class infrastructure. These 6,000 new jobs and apprenticeships will mean financial security and economic peace of mind for thousands more hardworking families across the country. Together with this Government’s rollout of superfast broadband which has now reached more than two million UK homes and businesses, this additional private investment will create more opportunities for people and businesses, further boosting our digital economy and helping secure a brighter future for Britain.”

Tom Mockridge, Virgin Media Chief Executive Officer, said: “Millions of homes and businesses will soon be able to benefit for the first time from broadband speeds at least twice as fast as those available from the other major providers. Consumers and business owners who want to make the switch to better broadband speeds now have an alternative; you can call on Virgin Media to ‘Cable My Street’.”

Mike Fries, Liberty Global Chief Executive Officer, said: “Our next-generation fibre-rich networks reach 50 million households across Europe, enabling our customers to discover and experience the endless possibilities of the digital world. After a record operating performance, Project Lightning is a significant investment that demonstrates the confidence we have in Virgin Media and the UK as a place to do business.”

Households connecting to Virgin Media for the first time will benefit from broadband speeds of 152Mb, at least twice as fast as the fastest speeds available from BT, TalkTalk and Sky. Virgin Media also offers the UK’s most advanced interactive television service, bringing together broadcast TV, thousands of hours of on demand programming and the best of the web in a single set-top box.

Home workers and small and medium-sized companies will also receive a boost from better connectivity in areas where Virgin Media Business will become available for the first time.

When it comes to making the most of increasingly connected lives, speed and capacity matters. The number of internet-enabled devices has grown significantly in the past decade, as homes and businesses are increasingly connected to multiple devices simultaneously. Sixty per cent of Virgin Media customers now have at least three devices connected to their home broadband, up from 37 per cent a year ago. Data usage on the Virgin Media network is currently growing at a rate of around 60 per cent every year which, if this trend continues, will be 10,000 per cent higher in ten years.

6,000 UK jobs created; award-winning apprenticeship scheme expanded
This network expansion programme is expected to create 6,000 new jobs in the UK at Virgin Media and across its construction partners. Roles will be created across the country, including jobs to support engineering and sales efforts.

It will increase the number of apprenticeships created by Virgin Media to 1,000 over the next five years. Almost 1,000 young people have already gained recognised skills and experience in this award-winning scheme while earning, since it began in 2008. Further information about working for Virgin Media is available at virginmedia.com/careers.

Virgin Media calls on consumers and businesses to register their interest
Network expansion will be prioritised according to demand from households and companies, with a focus on areas closest to Virgin Media’s existing network.

Virgin Media is urging communities who want better connectivity to register their interest at virginmedia.com/cablemystreet.

Businesses can register at virginmediabusiness.co.uk/cablemybusiness.

Tom Mockridge, Virgin Media Chief Executive Officer, added: “In virtually all of the areas we have identified for expansion, BT is the only option available right now. Its ageing copper telephony wires are not capable of the ultrafast connectivity that Virgin Media delivers. Soon we will offer unbeatable services to even more homes and businesses across the country.”

Long term investment in speed leadership; Virgin Media - always faster
Today’s announcement of “Project Lightning” marks a five-year transformation of Virgin Media to extend its existing position as ‘always faster’ to more areas as the better alternative to the incumbent BT’s network.

Liberty Global is a global leader in innovation and new technologies and is preparing trials of DOCSIS 3.1 technology across Europe later this year. This technology could extend Liberty Global’s speed leadership to up to 10Gb when it is fully deployed in the future.

Virgin Media Business - transforming the prospects of enterprise
Virgin Media Business offers telecoms services specifically designed to help small and medium companies grow. These are tailored to cover those starting out, as well as growing, emerging and maturing businesses, helping to reduce complexity and make it easier for firms to seize business opportunities every day.

A new proposition specifically designed for the start-up hotspot of east London means Virgin Media Business is installing managed internet access to buildings with shared occupancy. Once the fibre is installed, each of the small businesses in a building will get their own dedicated connection. There are plans to extend this multi-tenant capability across other parts of the UK.

- Ends -

Notes to Editors
Ofcom: Importance of the UK’s internet economy revealed, December 2014
http://media.ofcom.org.uk/news/2014/icmr-2014/

Virgin Media is already in the process of expanding its network to 110,000 homes across east London, Glasgow, Sunderland and Teesside.

Media Contacts
Virgin Media Press Office - 0333 000 2900 and press@virginmedia.co.uk

About Virgin Media
Virgin Media is the first provider of all four broadband, TV, mobile phone and home phone services in the UK. The company’s cable network - the result of multi-billion pound private investment - delivers ultrafast broadband to over half of all UK homes, with speeds of up to 152Mb, as well as market leading connectivity to thousands of public and private sector organisations across the country.

Virgin Media has developed the most advanced interactive television service, bringing together broadcast TV, thousands of hours of on demand programming and the best of the web in a single set-top box powered by TiVo. The company was the first to offer HD TV and 3D on demand to millions of British households.

The world’s first virtual mobile network was launched by Virgin Media and it is also one of the largest fixed-line home phone providers in the country.

Virgin Media is a part of Liberty Global plc, the world’s largest international cable company. Together Virgin Media and Liberty Global serve 27 million customers across 14 countries, helping connect people to the digital world and enabling them to discover and experience its endless possibilities.

Disclaimer
This press release contains forward-looking statements, including statements regarding Virgin Media’s investment plans and programme to extend its internet infrastructure, the amount of the investment, the timing and phasing of the investment and roll-out of broadband services, the number of homes and businesses to be reached as a result of the investment programme and the economic benefits and impacts of such investment, and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the continued use by subscribers and potential subscribers of our services and their willingness to upgrade to our more advanced offerings, our ability to meet challenges from competition, to manage rapid technological change or to maintain or increase rates, general economic factors, the continued growth in services for digital television at a reasonable cost, the effects of changes in laws or regulation, our ability to successfully acquire attractive programming for our digital video services and the costs associated with such programming, our ability to maintain certain accreditations, our ability to achieve expected operational efficiencies and economies of scale, our ability to generate expected revenue and operating cash flow, control property and equipment additions as measured by a percentage of revenue, the impact of our future financial performance, or market conditions generally, on the availability, terms and deployment of capital, fluctuations in currency exchange and interest rates, the ability of vendors and suppliers to timely deliver quality products, as well as other factors detailed from time to time in our most recent quarterly and annual report and Liberty Global’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2014. These forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.